GUARANTEE AGREEMENT

     THIS AGREEMENT is dated November , 2006.

B E T W E E N:
                         2495 HAINES ROAD HOLDINGS LTD.

                         (the "Landlord")

                         - and -

                         TARPON INDUSTRIES INC.

                         (the "Guarantor")

     In order to induce the Landlord to sign the lease between the Landlord, as landlord, and Steelbank Tubular Inc., as tenant, dated November , 2006, (the "Lease"), the Guarantor agrees with the Landlord that:

1. Throughout the Term of the Lease and any extension or renewal, the Guarantor will (i) promptly pay all Rent and any other amounts payable by the Tenant under the Lease, whether to the Landlord or anyone else; (ii) promptly perform each and every obligation of the Tenant under the Lease; and (iii) indemnify and protect the Landlord from any losses or costs incurred by the Landlord (including legal fees) if the Tenant fails to pay the Rent or other amounts or to perform any of its obligations under the Lease.

2. Even if there is an Early Termination, the Guarantor will remain obligated under this Agreement throughout the Term and any renewals or extensions as though the Early Termination had not occurred. An "Early Termination" means a disaffirmance, disclaimer, repudiation, rejection or termination of the Lease (as a result of court proceedings or otherwise), or a surrender of the Lease which the Landlord did not accept in writing, which occurs prior to the originally specified expiry date of the Term or renewal or extension. If there is an Early Termination, the Guarantor will, at the Landlord's option, become the Landlord's tenant on the terms of the Lease.

3. This guarantee is absolute and unconditional. The Guarantor's obligations under this Agreement will not be affected by (a) any modifications to the Tenant's rights or obligations under the Lease; (b) the fact that the Landlord does not enforce any of the terms of the Lease; (c) any Transfer of the Lease by the Tenant or by any trustee, receiver or liquidator; (d) any consent which the Landlord gives to any Transfer; (e) any waiver by the Tenant of its rights under the Lease; (f) any additional security accepted by the Landlord from the Tenant;
(g) the expiry of the Term or any extension or renewal thereof; (h) the release or discharge of the Tenant by the Landlord or in any receivership, bankruptcy, winding-up or other creditors' proceedings or by operation of law; or (i) lack of notice of any of the foregoing. The Guarantor's obligations will not be affected by any repossession of the Leased Premises by the Landlord, except that if the Landlord re-lets the Leased Premises then the payments received by the Landlord (after deducting all costs and expenses of repossessing and reletting the Leased Premises) will be credited by the Landlord against the Guarantor's obligations under this Agreement.

4. The Landlord is not required to notify the Guarantor that the Landlord has accepted this Agreement or that the Tenant has failed to perform any of its obligations under the Lease. Nevertheless, if the Landlord wishes to send any notice to the Guarantor, it will deliver it or mail it by prepaid registered mail addressed to the Guarantor at its head office address or, at the Landlord's option, at the Leased Premises. Any notice will be considered to have been given on the day it was delivered, or if mailed, three (3) days after the date it was mailed. The Guarantor may notify the Landlord in writing of a substitute address for the above address. If two or more parties are named as Guarantor, the Landlord may give any notice to be given to the Guarantor to only one of the parties, and in doing so both of them will be considered to have been notified.

5. If there is a default under the Lease or under this Agreement, the Landlord will not be required to (a) proceed against or pursue anything against the Tenant first; (b) proceed against any security of the Tenant held by the Landlord; or (c) pursue any other remedy whatsoever. The Guarantor is not a mere guarantor; the Guarantor is primarily responsible for the Tenant's obligations under the Lease.

6. Even though the Landlord may have already taken action against the Guarantor under this Agreement because of a default under the Lease, and whether or not that action has succeeded or been completed, the Landlord may take further action against the Guarantor under this Agreement if there is any further default under the Lease.

7. This guarantee can only be modified in writing, signed by both the Guarantor and the Landlord.

8. If two or more parties are named as Guarantor, each party is responsible for the obligations of the Guarantor, both individually and together with the others.

9. All of the terms of this Agreement apply to the Guarantor and to its successors and permitted assigns, and may be enforced by the Landlord, its successors and assigns, and any holder of any mortgage or charge over all or any part of the lands on which the Leased Premises are located. This Agreement may be assigned by the Landlord free of any equities. The Guarantor shall not assign its obligations hereunder without the Landlord's prior written consent which may be withheld in the Landlord's sole, absolute and unfettered discretion.

10. The expressions "Rent", "Term", "Transfer" and "Leased Premises" used in this Agreement have the meanings they are given in the Lease.

11. This Agreement will be governed by the laws of the Province in which the Shopping Centre is located.

     THE LANDLORD AND GUARANTOR HAVE SIGNED BELOW, to confirm the terms of this Agreement.

                                     LANDLORD:
                                     2495 HAINES ROAD HOLDINGS LTD.


                                     Per:______________________________________

                                     Per:______________________________________

                                     I/we have authority to bind the corporation
---------------------------------    ----------------------------------------
                                 )
                                 )   GUARANTOR:
                                     TARPON INDUSTRIES INC.


                                     Per:______________________________________

                                                                            c/s

                                     Per:______________________________________

                                     I/we have authority to bind the corporation